Exhibit 3.1


                                State of Delaware

                        Office of the Secretary of State



     I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "PSC ACQUISITION, INC.," A DELAWARE CORPORATION,

     WITH AND INTO "SPECTRA-PHYSICS SCANNING SYSTEMS, INC." UNDER THE NAME OF "SPECTRASCAN, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWELFTH DAY OF JULY, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                             /s/      Edward J. Freel
                                                      Edward J. Freel
                                                      Secretary of State

2246198  8100M                                       Authentication:   8024599
960203468                                                     Date:    07-12-96


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                              CERTIFICATE OF MERGER
                                       OF
                              PSC ACQUISITION, INC.
                                      INTO
                     SPECTRA-PHYSICS SCANNING SYSTEMS, INC.

     We, the undersigned, being respectively the Chairman of the Board and Secretary of Spectra-Physics Scanning Systems, Inc., and the President and Secretary of PSC Acquisition, Inc., hereby certify:

     1.  That  the  name  of  each   constituent   corporation  is  as  follows:
Spectra-Physics  Scanning  Systems,  Inc.,  a  Delaware  corporation,   and  PSC
Acquisition, Inc., a Delaware corporation.

     2. That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation law of the State of Delaware.

     3.  That  the  name  of  the  surviving   corporation  of  the  merger  is:
Spectra-Physics Scanning Systems, Inc.

     4. That an amendment with respect to the name of  Spectra-Physics  Scanning
Systems,   Inc.,  which  is  the  surviving  corporation  shall  be  changed  to
SPECTRASCAN, INC.

     5. That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 959 Terry Street, Eugene, Oregon 97402-9120.

     6. That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, we have signed this Certificate this 12th day of July, 1996, and hereby affirm the truth of the statements contained herein under penalty of perjury.


                SPECTRA-PHYSICS SCANNING SYSTEMS, INC.

                By:      /s/      L. Michael Hone
                                  L. Michael Hone, Chairman of the Board

                Attest:  /s/      Martin S. Weingarten
                                  Martin S. Weingarten, Secretary


                PSC ACQUISITION, INC.

                By:      /s/      L. Michael Hone
                                  L. Michael Hone, President

                Attest:  /s/      Martin S. Weingarten
                                  Martin S. Weingarten, Secretary